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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) July 2, 1997


                       PUBLIC SERVICE COMPANY OF COLORADO
                   ----------------------------------------
              (Exact Name of Registrant as Specified in Charter)


                                    Colorado
                             --------------------
                          (State or Other Jurisdiction
                                of Incorporation)


               1-3280                                  84-0296600
          ----------------                          -----------------
        (Commission File No.)                         (IRS Employer
                                                   Identification No.)


      1225 Seventeenth Street, Denver,  Colorado          80202
      ---------------------------------------------------------------
      (Address of Principal Executive Offices)         (Zip Code)


      Registrant's telephone number, including area code(303)  571-7511


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ITEM 5.  Other Events

      On July 2, 1997, the United Kingdom's Labour Party proposed a budget that includes a windfall tax on certain privatized business entities. Public Service Company of Colorado (PSCo) and American Electric Power Company (AEP) through equal shares in a joint venture own Yorkshire Electricity Group plc, a privatized electric distribution company in the United Kingdom. The windfall tax liability for Yorkshire Electricity Group plc is estimated to be 135 million pounds sterling ($222 million). The tax is expected to be enacted in the third quarter of 1997 and would be payable in two installments with the first in December 1997 and the second installment a year later. PSCo's share of the proposed tax is estimated to be approximately $111 million. The net earnings effect on PSCo of the proposed tax is currently being assessed and is expected to be recorded when the proposed tax is enacted.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                      PUBLIC SERVICE COMPANY OF COLORADO

                                               /s/ R. C. Kelly
                                          -----------------------------
                                                 R. C. Kelly
                                          Senior Vice President, Finance,
                                          Treasurer and Chief Financial Officer


Dated:   July 24, 1997


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